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                                                                      EXHIBIT 99

[LOGO] MEDIA INFORMATION
         MERCHANTS GROUP, INC. 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101

                            ** MERCHANTS GROUP, INC.
                             APPOINTS NEW PRESIDENT
                       AND DECLARES QUARTERLY DIVIDEND **


     BUFFALO, N.Y., MAY 9, 2003 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced:

     - Stephen C. June has been appointed by the Company's Board of Directors to serve as President. Mr. June succeeds Brent D. Baird. Mr. Baird has not been involved in the day-to-day operations of the Company's sole operating subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and was an unpaid President of the holding company. Mr. June was appointed Executive Vice President and Chief Operating Officer of MNH in October, 2001 and is the sole independent officer of MNH and now the Company. He is actively involved in the oversight of MNH's operations, which are managed by Merchants Mutual Insurance Company (MMIC). MMIC currently owns approximately 12.1% of the shares of the Company.

     - The Board of Directors declared its regular quarterly cash dividend on its common stock of $.10 per share payable June 4, 2003 to stockholders of record as of the close of business May 16, 2003.

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MERCHANTS GROUP, INC. THROUGH ITS WHOLLY OWNED SUBSIDIARY, MERCHANTS INSURANCE
COMPANY OF NEW HAMPSHIRE, INC., PROVIDES PROPERTY AND CASUALTY INSURANCE SERVICES TO BUSINESSES AND INDIVIDUALS THROUGHOUT THE NORTHEASTERN AND MID-ATLANTIC UNITED STATES.
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